                                INDEMNITY AGREEMENT

     THIS INDEMNITY AGREEMENT (this "AGREEMENT") is entered into as of August __, 1999, by Matthew B. Jore, Michael W. Jore, Merle B. Jore, the Michael Jore Family Trust, the Matthew Jore Family Trust and the Merle and Faye Jore Family Trust (collectively the, "INDEMNITORS"), in favor of Jore Corporation, a Montana corporation (the "COMPANY"), with reference to the following facts:


     A. The Company is undertaking an initial public offering (the "OFFERING") of its common stock (the "COMMON STOCK") pursuant to which the Company expects to enter into an underwriting agreement with D.A. Davidson & Co., Janney Montgomery Scott LLC, and First Security Van Kasper as representatives of the several underwriters of the Offering (the "Underwriters").

     B. The Company is undertaking the Offering to, among other things, provide liquidity to the current shareholders of the Company, including the Indemnitors.

     C. On August 16, 1999 Pete K. Block and Paul K. Block each filed a complaint and demand for jury trial in the Fourth Judicial District Court in Missoula County, Montana (the "COMPLAINTS") against the Company, Matthew B. Jore individually and d/b/a Jore Enterprises, Michael W. Jore and Merle B. Jore.

     D. In order to induce the Company to undertake the Offering and enter into the proposed underwriting agreement, the Indemnitors have agreed to indemnify and hold the Company and the Underwriters harmless from any claim, demand, action, cause of action, suit, loss, cost, damage, fine, expense, liability, judgment, settlement, proceeding or any injury that in any way may arise out of, be connected with, or relate to any actions brought by or on behalf of Pete K. Block and Paul K. Block against the Company.

     NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein, the parties agree as follows:

     1.   INDEMNIFICATION; REIMBURSEMENT OF EXPENSES.

     (a) The Indemnitors, severally, in proportion to their relative ownership of the Company's Common Stock at the time of this Agreement, as set forth in SCHEDULE A hereto, shall defend, indemnify, and hold the Company, each Underwriter, the officers, directors, agents, and affiliates of the Company and each Underwriter, and the successors and assigns of the foregoing persons (all such persons being referred to herein individually as an "INDEMNITEE" and collectively as "INDEMNITEES") harmless against any claim, demand, action, cause of action, suit, loss, cost, damage, fine, expense, liability, judgment, settlement, proceeding or any injury which in any way arise out of, are connected with or relate to any actions brought by or on behalf of Pete K. Block and Paul K. Block, or either of them, against an Indemnitee ("CLAIMS"), including but not limited to those asserted in the Complaints. Notwithstanding the foregoing, however, the Company shall pay all court costs, investigation costs and attorneys' fees of the Indemnitors in connection with the Claims until final resolution of the Claims pursuant to a definitive judgment rendered by a court of competent jurisdiction, a binding arbitral determination or award, or a definitive agreement of settlement or compromise (a "Final Determination"). Within sixty (60) days of a Final Determination, Indemnitors shall reimburse the Company for all of such costs and expenses.

     (b) If, upon motion by or on behalf of Pete K. Block and Paul K. Block, or either of them, a court of competent jurisdiction orders the Offering to be enjoined prior to its completion, and such order is not immediately vacated upon appeal, then within sixty (60) days of such order Indemnitors shall reimburse the Underwriters for all documented expenses, including without limitation legal fees and expenses of their counsel, travel and road show expenses, and other out-of-pocket expenses, reasonably incurred thereby in connection with the Offering. Notwithstanding the foregoing, however, if the Company undertakes the Offering within one (1) year of any such injunction, with the Underwriters, all of such documented expenses shall be repaid to the Indemnitors by the representatives of the Underwriters, with the exception of expenses associated with the road show, which shall be reimbursed only if the Company undertakes the Offering within ninety (90) days of such injunction.

2.   ISSUANCES OF COMMON STOCK.

     (a) If Pete K. Block or Paul K. Block, or either of them, becomes entitled to any shares of Common Stock from the Company pursuant to a Final Determination, then the Indemnitors shall deliver to the Company, in accordance with its instructions, stock certificates (duly endorsed for transfer or with separate stock powers attached) evidencing that number of shares of Common Stock to which Pete K. Block or Paul K. Block, or either of them, has become entitled. The relative number of shares of Common Stock delivered to the Company by each Indemnitor shall be in proportion to the number of shares of Common Stock owned by each such Indemnitor as of the date of this Agreement. In such circumstances, the Indemnitors shall take such further action and execute such other instruments as the Company may request to effect the transfer, assignment, and conveyance of all of their right, title, and interest in and to such shares of Common Stock to Pete K. Block or Paul K. Block, or either of them.

     (b) Except for the 300,000 shares of Common Stock to be sold by Merle Jore in the Offering, until the earlier of the entry of a definitive order from a court of competent jurisdiction, the issuance of a binding and non-appealable arbitral award, or the effective date of a final agreement of settlement or compromise pursuant to which order, award or agreement the Claims are determined and the Complaints are dismissed, Indemnitors will not, directly or indirectly, without the prior written consent of a committee consisting of independent directors
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of the Company (the "BOARD COMMITTEE"), offer or contract to sell, sell, grant any option for the sale or purchase of, grant a security interest in, pledge, hypothecate, or otherwise dispose of that number of shares of Common Stock that would cause the aggregate number of shares of Common Stock beneficially owned by Indemnitors to be less than 25% of the sum of (x) the total number of shares of Common Stock issued and outstanding and (y) the total number of shares issuable upon exercise or conversion of outstanding options, warrants, and other derivative securities. For purposes of this Agreement, an "independent director" means any director who is a "non-employee director" in accordance with Rule 16b-3 under the Securities Exchange Act, as amended, and an "outside director" in accordance with Section 162(m) of the Internal Revenue Code, as amended.

     (c) Notwithstanding the foregoing, Matthew, Michael, or Merle Jore may make any bona fide gift or transfer to his immediate family or to a trust for the benefit of such Indemnitor, his immediate family, or both, PROVIDED, HOWEVER, that, as a condition of any such transfer, the transferor shall provide the Board Committee ten days' advance written notice thereof and each transferee shall agree to be bound by the terms of this Agreement and shall execute an agreement substantially in the form hereof which the transferor shall cause to be delivered to the Board Committee.

     (d) The Indemnitors agree and consent to the entry of stop transfer instructions with the Company's registrar and transfer agent and to the placement of a restrictive legend on the stock certificates representing their shares of Common Stock to prevent the transfer of shares of Common Stock beneficially owned by the Indemnitors except in compliance with this Agreement.

3.   NOTICE OF ACTIONS.

     (a) The Indemnitors shall give prompt written notice to the Company if any Indemnitor receives notice or otherwise becomes aware of any proceeding, inquiry, notice, or other communication regarding any Claim which is or may become subject to this Agreement.

     (b) Promptly upon receipt of the same, the Indemnitors shall deliver to the Company copies of any and all Claims, and any and all orders, notices, applications, reports, and other communications, documents, and instruments pertaining to the Claims.

     (c) The Company shall, at its own expense, have the right to join and participate in, as a party if it so elects, any legal proceedings or actions in connection with any Claims.

4.   PROCEDURES RELATING TO INDEMNIFICATION.

     (a) Any losses, claims, damages, costs, expenses, fines or liabilities for which an Indemnitee is entitled to indemnification hereunder shall be paid by the Indemnitor as such
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losses, claims, damages, costs, expenses, fines or liabilities are incurred, except as otherwise provided in Sections 1(a), 1(b), 3(c), and 4(d).

     (b) All amounts required to be paid or reimbursed to any Indemnitee hereunder shall bear interest from the later of the date of payment by such Indemnitee or the date of written demand to the Indemnitors hereunder, until paid to such Indemnitee, at a rate of 8% per annum.

     (c) In any circumstance in which the Indemnitors, individually or collectively, are not performing his, its or their obligations hereunder to the Company's reasonable satisfaction, the Company may, but shall not be obligated to, employ its own legal counsel and consultants to investigate, prosecute, negotiate, or defend any Claims against the Company and the Company shall have the right to compromise or settle the same without the necessity of showing actual liability therefor, and without the consent of Indemnitors. Indemnitors shall reimburse the Company monthly, upon demand, for all fees and costs incurred by the Company in investigating, prosecuting, negotiating, or defending any such Claims.

     (d) The Indemnitors shall not, without the prior written consent of the Company, (i) settle or compromise any action, suit, proceeding, or claim or consent to the entry of any judgment that does not include as an unconditional term thereof the delivery by the claimant to the Company of (x) a full and complete written release of the Company (in form, scope and substance satisfactory to the Company in its sole discretion) from all liability in respect of such action, suit or proceeding and (y) a dismissal with prejudice of such suit, action or proceeding; or (ii) settle or compromise any action, suit, proceeding, or claim in any manner that may adversely affect the Company as determined by the Company in its sole discretion.

5.   SEVERAL OBLIGATIONS; BINDING EFFECT.

     The obligations of the Indemnitors under this Agreement shall be several. This Agreement shall be binding upon the Indemnitors, their successors and permitted assigns and shall inure to the benefit of the Indemnitees and their successors and assigns. The obligations of the Indemnitors under this Agreement shall not be assigned without the prior written consent of the Board Committee, which consent may be given or withheld in the sole discretion thereof.

6.   SUCCESSIVE ACTIONS.

     A separate right of action hereunder shall arise upon each occurrence of any matter indemnifiable by the Indemnitors under this Agreement. Separate and successive actions may be brought hereunder to enforce any of the provisions hereof at any time and from time to time. No action hereunder shall preclude any subsequent action, and the Indemnitors hereby
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waive and covenant not to assert any defense in the nature of splitting of causes of action or merger of judgments.

7.   SEVERABILITY.

     If any provision of this Agreement shall be determined to be unenforceable in any circumstances by a court of competent jurisdiction, then the balance of this Agreement shall be enforceable nonetheless, and the subject provision shall be enforceable in all other circumstances. If such unenforceable provision is material to the purpose of this Agreement, the parties shall promptly negotiate in good faith an enforceable provision addressing the applicable subject matter of the unenforceable provision and amend this Agreement to reflect the terms of such enforceable provision.

8.   WAIVER.

     The failure of any party hereto at any time to require performance of the other party or parties, or to enforce any terms of this Agreement, shall in no way affect that party's right to require such performance or enforce such terms, nor shall the waiver by any party of any breach of any term of this Agreement be taken or held to be a waiver of any further breach of the same term. No waiver will be effective unless in writing signed by the party against whom the waiver is asserted.

9.   NOTICES.

     All notices, consents, approvals, elections and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by personal service, by registered or certified mail, return receipt requested and postage prepaid, or by United States Express Mail or commercial courier service, to the parties at the addresses set forth below (or at such other addresses as shall be given in writing by any party to the others pursuant to this Section 9) and shall be deemed complete upon receipt or refusal to accept delivery.

IF TO THE COMPANY:

Jore Corporation
45000 Highway 93 South
Ronan, MT 59864
Attention: David H. Bjornson


IF TO THE INDEMNITORS:

Matthew B. Jore                         Michael W. Jore
c/o Jore Corporation                    c/o Jore Corporation
45000 Highway 93 South                  45000 Highway 93 South
Ronan, MT 59864                         Ronan, MT 59864

Merle B. Jore                           The Michael Jore Family Trust
c/o Jore Corporation                    The Matthew Jore Family Trust
45000 Highway 93 South                  The Merle and Faye Jore Family Trust
Ronan, MT 59864                         c/o Jore Corporation
                                        45000 Highway 93 South
                                        Ronan, MT 59864


10.  ATTORNEYS' FEES.

     In the event that any Indemnitee brings or otherwise becomes a party to any suit or other proceeding (including, without limitation, any administrative proceedings) with respect to the subject matter or enforcement of this Agreement, such Indemnitee shall, in addition to such other relief as may be awarded, be entitled to recover from the Indemnitors the Indemnitees' reasonable attorneys' fees, expenses and costs of investigation as are actually incurred (including, without limitation, attorneys' fees, expenses and costs of investigation incurred in any appellate or bankruptcy proceeding or costs incurred in establishing the right to indemnification).

11.  GOVERNING LAW.

     This Agreement and the rights and obligations of the parties hereunder shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of Montana.

12.  ENTIRE AGREEMENT; AMENDMENTS.

     This Agreement represents the entire agreement between the Company and the Indemnitors relating to the subject matter hereof and supersedes all prior representations, discussions, negotiations and agreements, whether written or oral. No amendment to this Agreement shall be effective unless it is in writing, refers to this Agreement, and is signed on behalf of the Company and the Indemnitors.

13.  COUNTERPARTS.

     This Agreement may be executed in multiple counterparts and any counterpart may be executed by one or more of the parties hereto with the same effect as if all parties had executed the same counterpart.
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14.  THIRD-PARTY BENEFICIARIES.

     The parties to this agreement agree and acknowledge that the Underwriters and the individual members of the Board of Directors of the Company are intended third party beneficiaries of the representations, warranties, covenants and other agreements of the Indemnitors set forth in this Agreement, and, as such shall have the right to assert any and all claims or other causes of action against Indemnitors, including, those arising out of a breach by Indemnitors of any provision of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.


THE COMPANY:


/s/ David H. Bjornson
--------------------------------
By: David H. Bjornson
Title: Chief Financial Officer
        and General Counsel


INDEMNITORS:

/s/ Matthew B. Jore                  /s/ Michael W. Jore
---------------------------------    ---------------------------------
MATTHEW B. JORE                      MICHAEL W. JORE


/s/ Merle B. Jore
---------------------------------
MERLE B. JORE





THE MATTHEW JORE FAMILY TRUST        THE MICHAEL JORE FAMILY TRUST

/s/ Matthew B. Jore                  /s/ Michael W. Jore
---------------------------------    ---------------------------------
By:  Matthew B. Jore, Trustee        By:  Michael W. Jore, Trustee


THE MERLE AND FAYE JORE FAMILY TRUST

/s/ Matthew B. Jore
---------------------------------
By:  Matthew B. Jore, Trustee